Exhibit 8


                              List of Subsidiaries

      Unless specified below, all subsidiaries listed herein are organized under the laws of the United Mexican States.

Elektrafin Comercial, S.A. de C.V.
Salinas y Rocha, S.A. de C.V.
Elektra Mexicana, S.A. de C.V.
Comercios Elektra, S.A. de C.V.
Entrega Especializada, S.A. de C.V.
Almacenes Especializados, S.A. de C.V.
Direccion Especial, S.A. de C.V.
Electronica del Moral, S.A. de C.V.
Inmuebles Selectos, S.A. de C.V.
Mi Garantia Extendida, S.A. de C.V.
Importaciones Electronicas Ribesa, S.A. de C.V.
Inmuebles Ardoma, S.A. de C.V.
Compania Operadora de Teatros, S.A. de C.V.
Siglo XXI, S.A. de C.V.
Direccion de Administracion Central, S.A. de C.V.
Grupo Proasa, S.A. de C.V.
Grupo Mercantil Finemsa, S.A. de C.V.
Elmex Superior, S.A. de C.V.
Mercadotecnia Tezontle, S.A. de C.V.
Aerotraxis Metropolitanos, S.A. de C.V.
Sistemas de Mision Estrategica, S.A. de C.V.
Administrativos Empresariales, S.A. de C.V.
Inmobiliaria Hecali, S.A. de C.V.
THE ONE, S.A. de C.V.
The One Internet, S.A. de C.V.
Operadora SYR, S.A. de C.V.
Colchones, S.A.
Intra Mexicana, S.A. de C.V.
Elektra Transfer, S.A. de C.V.
Mercantil Agricola, S.A. de C.V. (Guatemala)
Datacion y Supervision de Personal, S.A. de C.V. (Guatemala)
Importadora y Exportadora Elektra de El Salvador, S.A. de C.V. (El Salvador) Comercializadora Elektra, S.A. de C.V. (Honduras)
Elektra del Peru, S.A.  (Peru)
Inmuebles Elektra, S.A. de C.V.
Elektra Centroamerica, S.A. de C.V.
Inmobiliaria Liur, S.A. de C.V.
Colchones Coloso, S.A. de C.V.
Direccion Sistematica Empresarial, S.A. de C.V.
Operadoras en Servicios Comerciales, S.A. de C.V.
Control y Direccion Administrativa, S.A. de C.V.
Direccion de Administracion en Proyectos Aplicados, S.A. de C.V.
Direccion de Administracion en Proyectos Especiales, S.A. de C.V.
Mediciones y Representaciones Comerciales, S.A. de C.V.
Gerencia Administrativas Operacionales, S.A. de C.V.
Bienes Raices en Promocion del Centro, S.A. de C.V.
Banco Azteca, S.A.
Afore Azteca S.A. de C.V.
Siefore Azteca S.A. de C.V.